                                 AMENDMENT #2 TO
                        ADMINISTRATIVE SERVICES AGREEMENT
                        Franklin Templeton Services, LLC
                   Jefferson Pilot Financial Insurance Company
                  Jefferson Pilot LifeAmerica Insurance Company

     THIS AMENDMENT is made between Franklin Templeton Services, LLC (the "Fund Administrator") and Jefferson Pilot Financial Insurance Company (the "Company").

     WHEREAS, The Company and the Fund Administrator have entered into an Administrative Service Agreement, dated as of November 1, 2000, as may be amended from time to time (the "Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust"), which Funds are investment options in certain variable life insurance and variable annuity contracts issued by the Company; and

     WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding a new party and certain new variable life or variable annuity insurance contracts covered by the Agreement.

     NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1. Jefferson Pilot LifeAmerica Insurance Company is added as a party to the Agreement (the "Company").

2. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of June 1, 2006.

FRANKLIN TEMPLETON SERVICES, LLC           JEFFERSON PILOT FINANCIAL INSURANCE
                                           COMPANY

By: /s/ Robert C. Hays                     By: /s/ [ILLEGIBLE]
    ----------------------------               -------------------------------
Name: Robert C. Hays                       Name:
Title: Vice President                      Title:


                                           JEFFERSON PILOT LIFEAMERICA INSURANCE
                                           COMPANY


                                           By: /s/ [ILLEGIBLE]
                                               -------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE B

                         ADMINISTRATIVE EXPENSE PAYMENT

     The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                                                                                                     DATE OF
                              PRODUCT                                                FEE          BEGINNING OF
  #       COMPANY              NAME/                 FUNDS OF THE TRUST              RATE          PERIOD FOR
                            1933 ACT NO.                                                          COMPUTATION
                                                                                                     OF FEE
--------------------------------------------------------------------------------------------------------------
1.    Jefferson Pilot     Ensemble II         Templeton Foreign Securities Fund,     0.10%           11/01/00
      Financial           33-7734             Class 1                                0.15%           06/01/06
      Insurance
      Company                                 Franklin Small Cap Value Securities    0.10%           05/01/03
                                              Fund, Class 2                          0.15%           06/01/06

2.    Jefferson Pilot     Ensemble II         Templeton Foreign Securities Fund,     0.10%           11/01/00
      LifeAmerica         33-77496            Class 1                                0.15%           06/01/06
      Insurance
      Company                                 Franklin Small Cap Value Securities    0.10%           05/01/03
                                              Fund, Class 2                          0.15%           06/01/06

3.    Jefferson Pilot     Ensemble III        Templeton Foreign Securities Fund,     0.10%           11/01/00
      Financial           333-93367           Class 2                                0.15%           06/01/06
      Insurance
      Company                                 Franklin Small Cap Value Securities    0.10%           05/01/03
                                              Fund, Class 2                          0.15%           06/01/06

4.    Jefferson Pilot     Ensemble            CLASS 2 SHARES                         0.10%           05/01/03
      Financial           EXEC                Franklin Small Cap Value Securities    0.15%           06/01/06
      Insurance           333-44228           Fund
      Company                                 Templeton Foreign Securities Fund

5.    Jefferson Pilot     Ensemble SL         Templeton Foreign Securities Fund,     0.10%           11/01/00
      Financial           33-72830            Class 2                                0.15%           06/01/06
      Insurance
      Company                                 Franklin Small Cap Value Securities    0.10%           05/01/03
                                              Fund, Class 2                          0.15%           06/01/06

6.    Jefferson Pilot     Ensemble            CLASS 2 SHARES                         0.15%           06/01/06
      Financial           Accumulator         Franklin Small Cap Value Securities
      Insurance           333-113050          Fund
      Company                                 Templeton Foreign Securities Fund

7.    Jefferson Pilot     Ensemble            CLASS 2 SHARES                         0.15%           06/01/06
      Financial           Protector           Franklin Small Cap Value Securities
      Insurance           333-113334          Fund
      Company                                 Templeton Foreign Securities Fund

                                                                                                     DATE OF
                              PRODUCT                                                FEE          BEGINNING OF
  #       COMPANY              NAME/                 FUNDS OF THE TRUST              RATE          PERIOD FOR
                            1933 ACT NO.                                                          COMPUTATION
                                                                                                     OF FEE
--------------------------------------------------------------------------------------------------------------
8.    Jefferson Pilot     Ensemble            CLASS 2 SHARES                         0.15%           06/01/06
      Financial           EXEC 2006           Franklin Small Cap Value Securities
      Insurance                               Fund
      Company                                 Templeton Foreign Securities Fund